UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2021

Catalyst Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-254200	86-2411762
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

235 N. Court Street, Opelousas, Louisiana	70570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 948-3033

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

ITEM 8.01	Other Events

On September 8, 2021, St. Landry Homestead Federal Savings Bank (the “Bank), a federally chartered mutual savings bank which will become a wholly owned subsidiary of Catalyst Bancorp, Inc. (the “Company”) upon consummation of the Bank’s mutual-to-stock conversion (“Conversion”), issued a press release announcing an extension of the subscription offering for the shares of the Company’s common stock, par value $0.01 per share, being offered as part of the Conversion. In addition, the Bank announced the commencement of the community offering.

For additional information, reference is made to the press release of St. Landry Homestead Federal Savings Bank, dated September 8, 2021, included as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press Release, dated September 8, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BANCORP, INC.

Date: September 9, 2021	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

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